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                                                                      Exhibit 23

                      CONSENT of INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File No. 33-1479) of the General Foods Employee Thrift-Investment Plan of our report dated March 16, 1994, on our audits of the financial statements of the General Foods Employee Thrift-Investment Plan as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, and the financial statement schedule as of December 31, 1993, which report is included in this annual report on Form 11-K.



                                              COOPERS & LYBRAND



Chicago, Illinois
April 13, 1994